Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2026

Board of Directors Initiated a Comprehensive Review of Strategic Alternatives to Enhance Shareholder Value

Maintains Focus on Returning Capital to Shareholders with $77 million in Cash Dividends to Shareholders

Dividend of $0.30 Per Share Approved to be Paid in Second Quarter of 2026

Antioch, TENN (April 30, 2026) -- LKQ Corporation (Nasdaq: LKQ) today reported first quarter 2026 financial results.

"We are operating in a challenging environment and are focused on improving our results. Our teams are taking deliberate actions to reduce costs, streamline operations while taking market share, and position ourselves for success going forward as the environment improves. In North America, our business held up well in the quarter with above market growth, and we’re starting to see signs of recovery in the market. In Europe, we saw continual improvements through the quarter, and we’re continuing to work on integration. In early April, we took a large step forward with an ERP migration in a major market that is part of our overall operational improvement initiatives. But there is more work to do. We are operating with urgency and focused on execution, improving our customer relationships, and strengthening the business to create value for our shareholders," commented Justin Jude, President and Chief Executive Officer.

First Quarter 2026 Financial and Operating Results

Revenue for the first quarter of 2026 was $3,469 million, an increase of 4.3% compared to $3,327 million for the first quarter of 2025. Total parts and services revenue increased 3.6%, which included a 5.1% increase from foreign exchange rates year over year, a 1.6% decrease in parts and services organic revenue, and the net impact of acquisitions and divestitures, which increased revenue by 0.2%.

Net income2 was $77 million compared to $158 million for the same period of 2025. Diluted earnings per share2 was $0.30 compared to $0.61 for the same period of 2025, a decrease of 50.8%. Net income2 for the three months ended March 31, 2026 included a $44 million (or $0.17) impairment of our equity method investment in Mekonomen.

On an adjusted basis, net income1,2 was $171 million compared to $193 million for the same period of 2025. Adjusted diluted earnings per share1,2 was $0.67 compared to $0.74 for the same period of 2025, a decrease of 9.5%.

Strategic Initiatives

On January 26, 2026, the Company announced that the Board of Directors initiated a comprehensive review of strategic alternatives to enhance shareholder value. The Company has retained BofA Securities and Goldman Sachs & Co. LLC. as its financial advisors. The review has no deadline or definitive timetable and there can be no assurance the review will result in any transaction or other strategic outcome. The Company will provide updates on the process as appropriate.

Cash Flow and Balance Sheet

Cash flow from operations3 and free cash flow1,3 were negative $56 million and negative $96 million, respectively, for the first quarter of 2026. As of March 31, 2026, the balance sheet reflected total debt of $3.9 billion and total leverage, as defined in our credit facility, was 2.6x EBITDA.
(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Returning Capital to Shareholders

During the first quarter of 2026, the Company distributed $77 million in cash dividends. On April 28, 2026, the Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock, payable on June 4, 2026, to stockholders of record at the close of business on May 21, 2026.

2026 Outlook

"We are seeing improving performance trends across our global footprint, with continued strength in North America and early signs of stabilization in Europe. We are continuing to implement productivity and restructuring initiatives intended to help mitigate the impact of ongoing macroeconomic and cost pressures. Based on our performance to date, we remain focused on executing against our full year 2026 outlook," stated Rick Galloway, Senior Vice President and Chief Financial Officer.

For 2026, management reaffirmed the outlook as set forth below:

	2026 Previous Full Year Outlook	2026 Updated Full Year Outlook
Organic revenue growth for parts and services	(0.5%) to 1.5%	Unchanged
Diluted EPS[2]	$2.35 to $2.65	$2.16 to $2.46
Adjusted diluted EPS[1,2]	$2.90 to $3.20	Unchanged
Operating cash flow[3]	$900 to $1,100 million	Unchanged
Free cash flow[1,3]	$700 to $850 million	Unchanged

Our outlook for the full year 2026 is based on current conditions, recent trends and our expectations. Outlook includes estimated impacts from the U.S. and retaliatory tariffs in effect as of April 1, 2026 and assumes a global effective tax rate of 26.8% and foreign currency exchange rates near recent average levels, including $1.17, $1.35 and $0.72 for the euro, pound sterling and Canadian dollar, respectively, for the balance of the year. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and transaction related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Non-GAAP Financial Measures

This release contains (and management’s presentation on the related investor conference call will refer to) non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Details

LKQ will host a conference call and webcast on April 30, 2026 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the conference call, please dial (800) 715-9871. International access to the call may be obtained by dialing (646) 307-1963. The conference call will require you to enter conference ID: 2118690.

Webcast and Presentation Details

The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

A replay of the conference call will be available by telephone at (800) 770-2030 or (609) 800-9909 for international calls. The telephone replay will require you to enter conference ID: 2118690. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 7, 2026. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward-Looking Statements

Statements and information in this press release and on the related conference call, including our outlook for 2026, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available at the Investor Relations section on our website (www.lkqcorp.com) and on the SEC's website (www.sec.gov).

These factors include the following (not necessarily in order of importance):

•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operation, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;
•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur certain additional indebtedness under our credit agreement and CAD Note;
•each of our credit agreement and CAD Note imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact us;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our company and as a result may have a material adverse effect on the value of our common stock;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;

•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;
•our business may be adversely affected by union activities and labor and employment laws;
•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology and systems, including cybersecurity threats, could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations;
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business; and
•we cannot assure you that our previously announced review of strategic alternatives will result in any transaction being consummated or any particular outcome being achieved, and speculation and uncertainty regarding the outcome of this review may adversely impact our business.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Three Months Ended March 31,
	2026		2025
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,469	100.0%	$3,327	100.0%	$142	4.3%
Cost of goods sold	2,138	61.6%	2,014	60.5%	124	6.2%
Gross margin	1,331	38.4%	1,313	39.5%	18	1.4%
Selling, general and administrative expenses	994	28.7%	949	28.5%	45	4.8%
Restructuring and transaction related expenses	33	0.9%	11	0.3%	22	n/m
Depreciation and amortization	87	2.5%	86	2.6%	1	1.2%
Operating income	217	6.2%	267	8.0%	(50)	(18.7)%
Other expense (income):
Interest expense	53	1.5%	57	1.7%	(4)	(7.0)%
Interest income and other income, net	(3)	(0.1)%	(10)	(0.3)%	7	(70.0)%
Total other expense, net	50	1.4%	47	1.4%	3	6.4%
Income from continuing operations before provision for income taxes	167	4.8%	220	6.6%	(53)	(24.1)%
Provision for income taxes	44	1.3%	61	1.8%	(17)	(27.9)%
Equity in losses of unconsolidated subsidiaries	46	1.3%	1	—%	45	n/m
Income from continuing operations	77	2.2%	158	4.8%	(81)	(51.3)%
Net income from discontinued operations	2	0.1%	11	0.3%	(9)	(81.8)%
Net income	$79	2.3%	$169	5.1%	$(90)	(53.3)%

Basic earnings per share:
Income from continuing operations	$0.30		$0.61		$(0.31)	(50.8)%
Net income from discontinued operations	0.01		0.04		(0.03)	(75.0)%
Net income	$0.31		$0.65		$(0.34)	(52.3)%

Diluted earnings per share:
Income from continuing operations	$0.30		$0.61		$(0.31)	(50.8)%
Net income from discontinued operations	0.01		0.04		(0.03)	(75.0)%
Net income	$0.31		$0.65		$(0.34)	(52.3)%

Weighted average common shares outstanding:
Basic	255.4		259.1		(3.7)	(1.4)%
Diluted	255.9		259.6		(3.7)	(1.4)%
(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In millions, except per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$335	$319
Receivables, net of allowance for credit losses	1,456	1,204
Inventories	3,354	3,426
Prepaid expenses and other current assets	330	299
Total current assets	5,475	5,248
Property, plant and equipment, net	1,406	1,452
Operating lease assets, net	1,321	1,332
Goodwill	5,366	5,414
Other intangibles, net	1,032	1,072
Equity method investments	125	170
Other noncurrent assets	414	449
Total assets	$15,139	$15,137
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,937	$2,108
Accrued expenses:
Accrued payroll-related liabilities	214	190
Refund liability	126	122
Other accrued expenses	380	344
Current portion of operating lease liabilities	254	253
Current portion of long-term obligations	532	32
Other current liabilities	104	88
Total current liabilities	3,547	3,137
Long-term operating lease liabilities, excluding current portion	1,137	1,145
Long-term obligations, excluding current portion	3,313	3,631
Deferred income taxes	325	331
Other noncurrent liabilities	327	332
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000.0 shares authorized, 324.2 shares issued and 255.2 shares outstanding at March 31, 2026; 324.0 shares issued and 255.0 shares outstanding at December 31, 2025	3	3
Additional paid-in capital	1,584	1,581
Retained earnings	7,960	7,958
Accumulated other comprehensive loss	(133)	(57)
Treasury stock, at cost; 69.0 shares at March 31, 2026 and 69.0 shares at December 31, 2025	(2,948)	(2,948)
Total Company stockholders’ equity	6,466	6,537
Noncontrolling interest	24	24
Total stockholders’ equity	6,490	6,561
Total liabilities and stockholders’ equity	$15,139	$15,137

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES (1):
Net income	$79	$169
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	99	100
Impairment on Mekonomen equity method investment	44	—
Stock-based compensation expense	9	8
Other	18	2
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables	(271)	(256)
Inventories	42	(86)
Other assets	(23)	(12)
Prepaid income taxes/income taxes payable	15	38
Accounts payable	(142)	8
Other liabilities	75	26
Operating lease assets and liabilities	(1)	—
Net cash used in operating activities	(56)	(3)
CASH FLOWS FROM INVESTING ACTIVITIES (1):
Purchases of property, plant and equipment	(40)	(54)
Acquisitions, net of cash acquired	(5)	—
Other investing activities, net	3	4
Net cash used in investing activities	(42)	(50)
CASH FLOWS FROM FINANCING ACTIVITIES (1):
Borrowings under revolving credit facilities	385	392
Repayments under revolving credit facilities	(175)	(233)
(Repayments) borrowings of other debt, net	(8)	11
Dividends paid to LKQ stockholders	(77)	(78)
Purchase of treasury stock	(1)	(40)
Other financing activities, net	(13)	(12)
Net cash provided by financing activities	111	40
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	5
Net increase (decrease) in cash, cash equivalents and restricted cash	7	(8)
Cash, cash equivalents and restricted cash of continuing operations, beginning of period (2)	332	239
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period (2)	332	239
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period (2)	339	231
Less: Cash and cash equivalents of discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash, end of period (2)	$339	$231
(1)    Amounts presented contain results from both continuing and discontinued operations.
(2)    For the periods ended March 31, 2026 and December 31, 2025, includes $4 million and $13 million of restricted cash included in Other noncurrent assets on the Unaudited Condensed Consolidated Balance Sheets, respectively.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended March 31,
(In millions)	2026	2025	$ Change	% Change
North America	$1,341	$1,336	$5	0.4%
Europe	1,613	1,515	98	6.5%
Specialty	408	393	15	3.8%
Parts and services	3,362	3,244	118	3.6%
North America	99	76	23	30.0%
Europe	8	7	1	11.1%
Other	107	83	24	28.5%
Total revenue	$3,469	$3,327	$142	4.3%

Revenue changes by category for the three months ended March 31, 2026 vs. 2025:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	(0.4)%	—%	0.8%	0.4%
Europe	(4.0)%	0.4%	10.1%	6.5%
Specialty	3.4%	—%	0.3%	3.8%
Parts and services	(1.6)%	0.2%	5.1%	3.6%
North America	29.8%	—%	0.3%	30.0%
Europe	(16.4)%	14.6%	12.9%	11.1%
Other	25.9%	1.2%	1.3%	28.5%
Total revenue	(0.9)%	0.2%	5.0%	4.3%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended March 31,
	2026		2025
(In millions)		% of Revenue		% of Revenue
Revenue
North America	$1,440		$1,412
Europe	1,621		1,522
Specialty	409		394
Eliminations	(1)		(1)
Total revenue	$3,469		$3,327
Segment EBITDA
North America	$203	14.1%	$217	15.4%
Europe	126	7.8%	141	9.3%
Specialty	18	4.4%	21	5.4%
Total Segment EBITDA	$347	10.0%	$379	11.4%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as Net Income excluding net income and loss attributable to noncontrolling interest; income and loss from discontinued operations; depreciation; amortization; interest; gains and losses on debt extinguishment; income tax expense; restructuring and transaction related expenses; change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict. Our chief operating decision maker ("CODM"), who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. The CODM uses Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to Segment EBITDA.

The following unaudited table reconciles Net Income to Segment EBITDA:

	Three Months Ended March 31,
(In millions)	2026	2025
Net income	$79	$169
Less: net income from discontinued operations	2	11
Income from continuing operations	77	158
Adjustments:
Depreciation and amortization	99	96
Interest expense, net of interest income	48	52
Provision for income taxes	44	61
Equity in losses of unconsolidated subsidiaries (1)	46	1
Equity investment fair value adjustments	—	(1)
Restructuring and transaction related expenses	33	11
Direct impacts of Ukraine/Russia conflict (2)	—	1
Segment EBITDA	$347	$379

Income from continuing operations as a percentage of revenue	2.2%	4.8%
Segment EBITDA as a percentage of revenue	10.0%	11.4%
(1) Includes a $44 million other-than-temporary impairment recorded during the three months ended March 31, 2026 related to our equity method investment in Mekonomen.
(2) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. See paragraph under the previous table (revenue and Segment EBITDA by reportable segment) for details on the calculation of Segment EBITDA.

Segment EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Segment EBITDA information calculate Segment EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
Net income	$79	$169
Less: net income from discontinued operations	2	11
Income from continuing operations	77	158
Adjustments:
Amortization of acquired intangibles	33	35
Restructuring and transaction related expenses	33	11
Direct impacts of Ukraine/Russia conflict (1)	—	1
Impairment on Mekonomen equity method investment	44	—
Excess tax deficiency from stock-based payments	1	1
Tax effect of adjustments	(17)	(13)
Adjusted net income (2)	$171	$193

Weighted average diluted common shares outstanding	255.9	259.6

Diluted earnings per share:
Reported (2)	$0.30	$0.61
Adjusted (2)	$0.67	$0.74
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).
(2) Figures are for continuing operations attributable to LKQ stockholders.

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of net income and loss attributable to noncontrolling interest, income and loss from discontinued operations, restructuring and transaction related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, changes in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, direct impacts of the Ukraine/Russia conflict, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount of related transactions in a particular period, management believes that these costs are not core operating expenses and should be adjusted in our calculation of Adjusted Net Income. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Forecasted Fiscal Year 2026
(In millions, except per share data)	Minimum Outlook	Maximum Outlook
Net income (1)	$553	$630
Adjustments:
Amortization of acquired intangibles	128	128
Restructuring and transaction related expenses	70	70
Impairment on Mekonomen equity method investment	44	44
Tax effect of adjustments	(53)	(53)
Adjusted net income (1)	$742	$819

Weighted average diluted common shares outstanding	256.0	256.0

Diluted earnings per share:
Reported (1)	$2.16	$2.46
Adjusted (1)	$2.90	$3.20
(1) Actuals and outlook figures are for continuing operations attributable to LKQ stockholders.

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share, we included estimates of net income, amortization of acquired intangibles for the full fiscal year 2026, restructuring expenses under approved plans, and the related tax effect; we included for all other components the amounts incurred through March 31, 2026.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

	Forecasted Fiscal Year 2026
(In millions)	Minimum Outlook	Maximum Outlook
Net cash provided by operating activities	$900	$1,100
Less: purchases of property, plant and equipment	200	250
Free cash flow	$700	$850

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph on the following page for details on the calculation of free cash flow.

The following unaudited tables reconciles Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:

	Three Months Ended March 31,
(In millions)	2026	2025
Net cash used in operating activities	$(56)	$(3)
Less: purchases of property, plant and equipment	40	54
Free cash flow (1)	$(96)	$(57)
(1)For the three months ended March 31, 2025, Self Service contributed approximately $15 million of free cash flow.

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management.

Free cash flow should not be construed as an alternative to net cash provided by (used in) operating activities as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate this metric in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.